As filed with the Securities and Exchange Commission on August 2, 2018

Registration No. 333-222242

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENVIROSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-2014231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
290 N.E. 68 Street, Miami, Florida	33138
(Address of Principal Executive Offices)	(Zip Code)

EnviroStar, Inc. 2017 Employee Stock Purchase Plan
(Full title of the plan)

Henry M. Nahmad Chairman, Chief Executive Officer and President EnviroStar, Inc. 290 N.E. 68 Street Miami, Florida 33138
(Name and address of agent for service)

(305) 754-4551

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 of EnviroStar, Inc. (the “Company”) filed with the Securities and Exchange Commission on December 22, 2017 (the “Original Filing”) is being filed by the Company in accordance with Rule 462(d) under the Securities Act of 1933, as amended, to add Exhibit 23.3, the consent of Aprio, LLP (formerly known as Habif, Arogeti and Wynne, LLP), which was inadvertently omitted from the Original Filing. Except for the addition of such exhibit, this Amendment does not update, amend or modify any other information, statement or disclosure contained in the Original Filing.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed herewith (or were previously filed with the Original Filing, as indicated below):

Exhibit
Number	Description

5.1*	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1*	Consent of EisnerAmper LLP

23.2*	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1)

23.3	Consent of Aprio, LLP (formerly known as Habif, Arogeti and Wynne, LLP)

24.1*	Power of Attorney (set forth on the signature pages to the Original Filing)

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 2, 2018.

ENVIROSTAR, INC.

By:	/s/ Henry M. Nahmad
Henry M. Nahmad,
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on August 2, 2018.

SIGNATURE	TITLE

/s/ Henry M. Nahmad	Chairman, Chief Executive Officer and President
Henry M. Nahmad

*	Executive Vice President, Chief Operating Officer
Michael S. Steiner	and Director

*	Executive Vice President and Director
Dennis Mack

*	Chief Financial Officer and Treasurer
Robert H. Lazar

*	Director
David Blyer

*	Director
Alan M. Grunspan

*	Director
Timothy P. LaMacchia

*	Director
Hal M. Lucas

*	Director
Todd Oretsky

* By:	/s/ Henry M. Nahmad
Henry M. Nahmad, Attorney-in-Fact